EXHIBIT 10.2
HEI, INC.
NONEMPLOYEE DIRECTOR STOCK PURCHASE AGREEMENT

Participant:

Effective Date:		, 20

Purchase Price Per Share:	$

Number of Shares of Restricted Stock		Shares

Restricted Stock Reference No.:

     THIS RESTRICTED STOCK AGREEMENT is made as of the Effective Date (set forth above) by and between HEI, Inc., a Minnesota corporation (the “Company”), and the individual named above (the “Participant”) pursuant to the terms of the HEI, Inc. 2006 Nonemployee Director Stock Purchase Plan, as such Plan may be amended from time to time (the “Plan”).
     The Company desires, by issuing to the Participant shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), as hereinafter provided, to provide the Participant with incentive to fulfill the balance of his or her term as a director of the Company.
     NOW, THEREFORE, in consideration of the provision of services by the Participant to the Company, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Issuance of Shares of Restricted Stock. The Company hereby issues to the Participant the number of shares of Common Stock set forth above (the “Restricted Stock”) on the terms and conditions set forth in this Agreement.
2. Vesting; Term. All of the shares of Restricted Stock issued to the Participant pursuant to Section 1 shall vest, and any restrictions on said shares shall terminate, as to the Restricted Stock on the earlier of: a) September 1, 2006, or b) on a Change of Control, as such term is defined in the Plan, or (c) on the date of Participant’s death or disability (the “Vesting Date”) provided the Participant is and has been continuously serving as a member of the Board of Directors of the Company from the Effective Date up to and including the Vesting Date. In the event that Participant ceases to continuously serve as a member of the Board of Directors of the Company prior to the Vesting Date for any reason other than death or disability, the shares of Restricted Stock shall vest, and any restrictions on said shares shall terminate on a pro rata basis (based on the percentage of actual service to the amount of service that would have occurred through September 1, 2006).

3. Restrictions on Transfer; Forfeiture.
a. The shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant until such shares of Restricted Stock are vested as hereinafter provided. Any attempt to dispose of shares of Restricted Stock in a manner contrary to these restrictions shall be void and of no force or effect.
b. If the Participant’s service as a member of the Board of Directors of the Company ceases for any reason other than death or disability before the shares of Restricted Stock are vested, all shares of Restricted Stock that are unvested shall immediately and automatically terminate and be forfeited to the Company and the Participant shall have no rights with respect to such Restricted Stock.
4. Stock Certificates.
a. The Company will issue a stock certificate in the name of the Participant representing the shares of Restricted Stock issued under this Plan. The Participant agrees that the Company will hold such stock certificate in custody until the shares of Restricted Stock vest or terminate and are forfeited, and that the certificate may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the issuance of shares of Restricted Stock substantially in the following form:
THE TRANSFERABILITY OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE HEI, INC. 2005 NONEMPLOYEE DIRECTOR STOCK PURCHASE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO UNDER SUCH PLAN BETWEEN THE REGISTERED OWNER OF THIS STOCK CERTIFICATE AND HEI, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF HEI, INC.
b. As a condition of this issuance, the Participant agrees that, simultaneously with the execution of this Agreement, the Participant will execute and deliver to the Company a stock power in the form attached hereto as Exhibit A, endorsed in blank, relating to each certificate evidencing the shares of Restricted Stock.
5. Consideration for Restricted Shares. The Participant is not required to pay any additional consideration to the Company or its Affiliates upon the vesting of the shares of Restricted Stock other than the rendering of services as a director to the Company.
6. Dividends. The Participant shall have the right to receive dividends and other distributions with respect to the shares of Restricted Stock; provided, however, that all dividends in stock, all stock rights and all stock issued upon split-ups or reclassifications shall be subject to the same restrictions as the shares Restricted Stock upon which such stock dividends, rights or additional shares are issued, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.

7. Income Tax Withholding; Tax and Financial Advice. The Company shall have the right to require the payment (through withholding from the Participant’s salary or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the issuance of the shares of Restricted Stock or the vesting of such shares of Restricted Stock. The Participant acknowledges and represents to the Company that the Participant has obtained advice with respect to the tax and other financial consequences of the issuance of the shares of Restricted Stock.
8. Plan Governs. The provisions of this Restricted Stock Agreement are subject to the Plan, and if any provision of this Restricted Stock Agreement conflicts with the Plan, the provisions of the Plan shall govern. All capitalized terms used but not defined in this Restricted Stock Agreement shall have the same meanings ascribed to them in the Plan. The Participant acknowledges and represents to the Company that the Participant has received a copy of the Plan, the Participant has reviewed the Plan and this Agreement and/or had them reviewed by the Participant’s advisors to the Participant’s satisfaction, and that the Participant understands the Plan and this Agreement.
9. Interpretation; Choice of Law. The interpretation and construction of any provision of this Restricted Stock Agreement shall be made by the Board of Directors of the Company and shall be final, conclusive and binding on the Participant and all other persons. This Restricted Stock Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Minnesota without giving effect to principles of conflicts of law.
[signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officers and the Participant has executed this Agreement, as of the Effective Date set forth above.

HEI, INC.

By:

Signature

Name Typed or Printed
Its:

Title Typed or Printed

PARTICIPANT:

Signature

Name Typed or Printed
the Participant’s Address:

the Participant’s Social Security or Tax Identification Number:

EXHIBIT A
STOCK POWER
(Assignment Separate from Certificate)
For Value Received,                                                             hereby sells, assigns and transfers unto                                                                                                      (                    ) shares of the common stock of HEI, Inc. (the “Company”) standing in his/her/its name on the books of the Company represented by Stock Certificate No.                                          herewith and does hereby irrevocably constitute and appoint                                                              attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.
Dated:

Signature

Name Typed or Printed

IN PRESENCE OF